Exhibit 10(a)
AMENDMENT TO
2003 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
(As Amended and Restated as of December 7, 2018)
WHEREAS, GE Aerospace (General Electric Company or the “Company”) maintains a 2003 Non-Employee Director Compensation Plan (as amended from time to time, the “Plan”) for the purpose of providing compensation to non-employee directors of the Company;
WHEREAS, pursuant to Section III.B of the Plan, the Board of Directors of the Company (the “Board”) may amend, suspend, or terminate the Plan at any time, provided that no amendment may alter or impair any of the rights previously granted under the Plan without the consent of a participant; and
WHEREAS, the Company intends to adopt certain changes to the Company’s non- employee director compensation program and in connection therewith, the Board has determined that it is in the best interests of the Company to freeze the Plan as to all future awards of compensation, effective as of May 7, 2024 (the “Effective Date”).
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the Effective Date:
•
1.The Plan is hereby amended by adding the following paragraph as a new Section IV of the Plan:
•
•“IV. No New Plan Benefits. Notwithstanding any other provisions of this Plan to the contrary, effective as of May 7, 2024 (the “Plan Freeze Date”), no Annual Compensation shall be granted under this Plan. All Annual Compensation granted prior to the Plan Freeze Date, including all outstanding DSUs granted prior to such date, shall remain subject to the terms and conditions of this Plan. For the avoidance of doubt, no additional DSUs may be granted under this Plan on or after the Plan Freeze Date, but dividend equivalents may continue to be credited to Directors’ DSU Accounts in accordance with Section II.B. Further, notwithstanding any other provisions of this Plan to the contrary, for the calendar quarter during which the Plan Freeze Date occurs, the pro-rated Annual Compensation for such calendar quarter shall be paid or credited to a Director’s DSU Account on May 6th, 2024.”
•
2.This amendment is intended to comply with Section 409A and shall not be construed as altering any irrevocable elections of any Director made under the Plan.
•
3.All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Plan. Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.
•
•
•